EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of First Security Group, Inc. on Form S-8 of our report dated February 5, 2004, appearing in the Annual Report on Form 10-K of First Security Group, Inc. for the year ended December 31, 2003.

/s/ JOSEPH DECOSIMO AND COMPANY, LLP

Chattanooga, Tennessee
August 5, 2004